SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported September 21, 1998)


                              UWHARRIE CAPITAL CORP
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             (Exact name of Registrant as specified in its charter)




      NORTH CAROLINA                33-58882                 56-1814206
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
  of incorporation)                                  number)



            167 NORTH SECOND STREET, ALBEMARLE, NORTH CAROLINA 28001
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (704) 983-6181


                                 NOT APPLICABLE
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                 (Former address of principal executive offices)

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ITEM  5  OTHER EVENTS.

Beginning September 21, 1998, the Registrant offered for sale a minimum of 300,000 and a maximum of 850,000 shares of its common stock par value $1.25 per share at a price of $5.50 per share. The stock is being offered to shareholders of the Registrant as of August 28, 1998 for the first 30 days of the offering until October 21, 1998. If shares remain unsubscribed as the end of the Shareholder Offering, they will be offered at the same price and with the same purchase limitations on a first-come, first-served basis to (1) existing customers of the Bank of Stanly, a subsidiary of the Registrant, or any one of its subsidiaries (ii) businesses in, residents of, or persons having property interests in Stanly, Montgomery, Richmond, Anson, Union, Cabarrus, Rowan, Randolph or Davidson Counties, North Carolina. and (iii) other persons or businesses outside of the aforementioned counties subject to the approval of the Registrant's Board of Directors.

The net proceeds from the offering will be used for corporate purposes to include (a) improving banking equipment and operating systems, providing new product lines, and implementing technological advances at the Registrant and its subsidiaries (b) providing funds for internal growth and expansion through the hiring of new management personnel and (c) financing de novo expansion or acquisitions that complement existing operations.

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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              UWHARRIE CAPITAL CORP



                              By: /s/ Roger L. Dick
                                  ---------------------
                                    Roger L. Dick,
                                    President and Chief Executive Officer



Dated: Oct.7, 1998




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



                                  EXHIBIT INDEX


EXHIBIT NUMBER                                            DESCRIPTION OF EXHIBIT
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      21                                  Press Release dated September 23, 1998




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